AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 1997
                                                       Registration No. 333-


                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM S-3
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933

                                  LOEWS CORPORATION
               (Exact name of Registrant as specified in its charter)

                    DELAWARE                          13-2646102
          (State or other jurisdiction of          (I.R.S. Employer
          incorporation or organization)          Identification No.)

                               667 MADISON AVENUE
                         NEW YORK, NEW YORK  10021-8087
                                 (212) 545-2000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 GENERAL COUNSEL
                                LOEWS CORPORATION
                               667 MADISON AVENUE
                         NEW YORK, NEW YORK  10021-8087
                                 (212) 545-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                SETH A. KAPLAN, ESQ.          JAMES B. CARLSON, ESQ.
           WACHTELL, LIPTON, ROSEN & KATZ      MAYER, BROWN & PLATT
                 51 WEST 52ND STREET               1675 BROADWAY
              NEW YORK, NEW YORK  10019      NEW YORK, NEW YORK  10019
                   (212) 403-1000                 (212) 506-2500

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
    [ ]
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-22113
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                             CALCULATION OF REGISTRATION FEE
 TITLE OF EACH CLASS OF                    PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
    SECURITIES            AMOUNT TO BE      OFFERING PRICE             AGGREGATE         REGISTRATION
 TO BE REGISTERED          REGISTERED         PER UNIT(1)        OFFERING PRICE(1)(2)        FEE
Debt Securities(4)(7).....     (3)                 (3)                   (3)                 (3)
Preferred Stock, par value
$.10 per share(5)(7)......     (3)                 (3)                   (3)                 (3)
Common Stock, par value
$1.00 per share(6)(7).....     (3)                 (3)                   (3)                 (3)

Total:.................  $150,000,000(8)          100%             $150,000,000(7)         $45,455

                                                    (footnotes on next page)

    This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

    (footnotes from previous page)

    (1) The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
    (2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").
    (3) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.
    (4) Subject to note (8) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrant. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000 less the dollar amount of any securities previously issued hereunder.
    (5) Subject to note (8) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock of the Company as may be sold from time to time.
    (6) Subject to note (8) below, there is being registered hereunder an indeterminate number of shares of Common Stock of the Company as may be sold from time to time.
    (7) Subject to note (8) below, there is being registered hereunder an indeterminate principal amount of Debt Securities, and an indetermi-nate number of shares of Preferred Stock and Common Stock of the Company, as shall be issuable upon conversion or redemption of Debt Securities, Preferred Stock or Common Stock of the Company, as the case may be, registered hereunder.
    (8) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $150,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.























                                 EXPLANATORY NOTE


                   This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-22113) filed by Loews Corporation with the Securities and Exchange Commission on February 20, 1997, which was declared effective by the Commission on February 28, 1997, are incorporated herein by reference.
















































                                    SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, Loews Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of September, 1997.

                                       LOEWS CORPORATION


                                       By   /s/ Peter W. Keegan
                                            -----------------------
                                            Peter W. Keegan
                                            Chief Financial Officer


                                POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Barry Hirsch, Peter W. Keegan and Gary W. Garson and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and other regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in one or more counterparts.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their respective capacities on the 16th day of September, 1997.

                    SIGNATURE                          CAPACITY

           /s/ Laurence A. Tisch           Co-Chairman of the Board and Co-
           --------------------------      Chief Executive Officer
           Laurence A. Tisch               (Principal Executive Officer)

           /s/ Peter W. Keegan             Senior Vice President and Chief
           --------------------------      Financial Officer
           Peter W. Keegan                 (Principal Financial Officer and
                                           Principal Accounting Officer)

           /s/ Guy A. Kwan                 Controller
           --------------------------
           Guy A. Kwan


                                           Director
           --------------------------
           Charles B. Benenson


                                           Director
           --------------------------
           John Brademas









           /s/ Dennis H. Chookaszian       Director
           --------------------------
           Dennis H. Chookaszian


           /s/ Bernard Myerson             Director
           --------------------------
           Bernard Myerson


                                           Director
           --------------------------
           Edward J. Noha


                                           Director
           --------------------------
           Gloria R. Scott


           /s/ Andrew H. Tisch             Director
           --------------------------
           Andrew H. Tisch


           /s/ James S. Tisch              Director
           --------------------------
           James S. Tisch


           /s/ Jonathan M. Tisch           Director
           --------------------------
           Jonathan M. Tisch


           /s/ Preston R. Tisch            Director
           --------------------------
           Preston R. Tisch

















               EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-3



         EXHIBIT NO.  EXHIBIT

         *   5.1      Opinion of Barry Hirsch, Esq.
         *  23.1      Consent of Barry Hirsch, Esq. (included in Exhibit
                      5.1).
         *  23.2      Consent of Deloitte & Touche LLP.
         *  24.1      Power of Attorney (included on signature page).

         ----------------------
         *  Filed herewith.






































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